EXHIBIT 99.3


FOR RELEASE:  May 7, 1996, 2:15 PM, PDT      Contact:      Catherine Hartsog,
                                                           Communications
                                                           (408) 894-4334

                                                           Ed McClammy,
                                                           Finance
                                                           (408) 894-5703


            QUANTUM ANNOUNCES RESULTS FOR FOURTH FISCAL 1996 QUARTER

                   Sales for 1996 Fiscal Year of $4.4 Billion


         MILPITAS, Calif., May 7, 1996 -- Quantum Corporation (NMS:
QNTM), today announced record sales of $1.2 billion for its fourth fiscal 1996 quarter, ended March 31, 1996. Net income was $21 million or 35 cents per share fully diluted, before a non-recurring charge of $209 million, pre-tax, associated with a restructuring of the company's high-capacity business announced in January. This restructuring includes closing manufacturing facilities in Milpitas, Calif. and Penang, Malaysia; and transitioning manufacturing of the company's high-capacity hard disk drives to Matsushita-Kotobuki Electronics Industries, Ltd. (MKE), Quantum's long-time manufacturing partner for desktop drives. Including this one-time charge, the company had a net loss of $123 million or $2.28 per share fully diluted.
         For the 1996 fiscal year, Quantum's net income excluding unusual charges was $77 million or $1.32 per share fully diluted on sales of $4.4 billion. Including unusual charges related to the resizing of the company's high-capacity business and the new manufacturing model, the net loss was $90 million or $1.74 per share for the year.
         "The strength of customer demand for Quantum's desktop drives and our DLT(TM) tape drives during the quarter was very impressive," said Michael A. Brown, Quantum's chief executive officer. "We shipped over 5.7 million desktop drives, again leading the industry in that market. We believe we currently have both a time-to-volume lead in our desktop product line and the strongest customer base in the industry."
         Quantum's five largest OEM customers accounted for 43 percent of the company's sales in the fourth quarter. Compaq was the company's largest customer at 13% of sales; IBM represented 10% of Quantum's sales for the quarter.
         During the fourth quarter, Quantum announced and began shipping its Bigfoot(TM) products, 1.2- and 2.5-gigabyte drives in the 5.25-inch form factor. "Our Bigfoot drives are the highest value solution for the capacity-hungry consumer personal computer marketplace," said Brown. "We are pleased with the customer acceptance of these products and are shipping or qualifying the Bigfoot products at 7 of the 10 largest personal computer OEMs."
         Quantum's DLT tape drive business accounted for nearly ten percent of its sales for the quarter. "We continue to be pleased with our success in growing our DLT tapes business and the emergence of DLT tape as an industry standard," said Brown. "Based on our fourth quarter sales, Quantum is now the second largest tape drive supplier in the world.
         "The high-end market continues to be an exciting opportunity, " said Brown. "We are confident that expanding our relationship with MKE to our high-end business is the right model for Quantum, and although we face significant challenges during the transition, the benefits of this strategy should be apparent this fiscal year. If we are successful in delivering the quality, consistency and ramp capability in our high-capacity disk drives we believe we can achieve through our partnership with MKE, we will have the opportunity to offer a significant, competitive advantage in the high-end marketplace."
         Founded in 1980, Quantum Corporation designs and manufactures storage products for today's digitized world. Widely recognized as the industry's quality leader, Quantum sells a broad range of storage products to OEM and distribution customers worldwide. The company's sales for the fiscal year ending March 1996 were $4.4 billion. Quantum's World Wide Web home page address is http://www.quantum.com.
         This release contains forward-looking statements based on current expectations. Actual results could differ materially as a result of several factors including those related to the change in the high-end manufacturing strategy. See the risk factors as outlined in Quantum's fiscal year 1995 10K and 10Q for the quarter ended December 31, 1995.

                                        ###

Bigfoot and DLT are the trademarks of Quantum Corporation

                               QUANTUM CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                ( In thousands )

                                                     March 31,   March 31,
                                                          1996        1995
                                                    ----------  ----------

Assets
  Current Assets:
    Cash and investments                            $  164,752  $  187,753
    Accounts receivable, net of allowance for
       doubtful accounts of $10,497 and $11,963        711,107     497,887
    Inventories                                        459,538     324,650
    Deferred income taxes                              109,625      44,054
    Other current assets                                81,472      35,580
                                                    ----------  ----------

            Total current assets                     1,526,494   1,089,924

  Property and equipment, net                          364,111     280,099
  Purchased intangibles, net                            66,313      95,818
  Other assets                                          18,437      15,187
                                                    ----------  ----------

                                                    $1,975,355  $1,481,028
                                                    ==========  ==========

Liabilities and Shareholders' Equity
  Current Liabilities:
    Accounts payable                                $  498,829  $  355,117
    Accrued warranty                                    62,289      57,001
    Other accrued liabilities                          152,734     181,923
    Accrued restructuring costs                        103,165        --
    Short term debt                                      4,125      50,000
                                                    ----------  ----------
            Total current liabilities                  821,142     644,041

  Deferred income taxes                                 11,232        --
  Subordinated debt                                    374,283     212,500
  Long term debt                                       223,875     115,000
  Shareholders' equity                                 544,823     509,487
                                                    ----------  ----------

                                                    $1,975,355  $1,481,028
                                                    ==========  ==========

                               QUANTUM CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    ( In thousands except per share amounts )

                                                   THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                 March 31,    March 31,     March 31,     March 31,
                                                      1996          1995         1996          1995

Sales                                          $ 1,232,491   $   983,809  $ 4,422,726   $ 3,367,984
Cost of sales                                    1,070,943       834,158    3,880,309     2,804,271
                                               -----------   -----------  -----------   -----------
  Gross profit                                     161,548       149,651      542,417       563,713
                                               -----------   -----------  -----------   -----------

Expenses:
  Research and development                          65,177        58,124      239,116       169,282
  Sales and marketing                               36,697        34,069      142,413       108,290
  General and administrative                        19,781        16,232       65,145        52,134
  Restructuring and non-recurring charges          209,122          --        209,122          --
  Purchased research and development
       and in merger costs                            --            --           --          72,945
                                               -----------   -----------  -----------   -----------
       Total operating expenses                    330,777       108,425      655,796       402,651
                                               -----------   -----------  -----------   -----------

Income (loss) from operations                     (169,229)       41,226     (113,379)      161,062
Interest expense, net                               12,716         8,288       27,959        15,757
                                               -----------   -----------  -----------   -----------

Income (loss) before income taxes                 (181,945)       32,938     (141,338)      145,305
Income tax provision (benefit)                     (59,003)        9,881      (50,882)       63,714
                                               -----------   -----------  -----------   -----------
  Net income (loss)                            $  (122,942)  $    23,057  $   (90,456)  $    81,591
                                               ===========   ===========  ===========   ===========

Net income (loss) per share:
  Primary                                      $     (2.28)  $      0.48  $     (1.74)  $      1.72
  Fully diluted                                $     (2.28)  $      0.42  $     (1.74)  $      1.52

Weighted average common and common equivalent shares:
  Primary                                           53,971        47,736       51,841        47,319
  Fully diluted                                     53,971        59,485       51,841        59,038

QUANTUM CORPORATION

PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS BEFORE NON-RECURRING CHARGES FOR ANALYTICAL PURPOSES ONLY

( In thousands except per share amounts )

                                        Three Months Ended Twelve Months Ended
                                               March 31,        March 31,
                                                1996 (A)         1996 (B)
                                             (Unaudited)      (Unaudited)
                                            ------------     ------------

Sales                                       $  1,232,491     $  4,422,726
Cost of sales                                  1,070,943        3,844,359
                                            ------------     ------------
  Gross profit                                   161,548          578,367
                                            ------------     ------------
Expenses:
  Research and development                        65,177          238,426
  Sales and marketing                             36,697          141,163
  General and administrative                      19,781           65,035
                                            ------------     ------------
    Total operating expenses                     121,655          444,624
                                            ------------     ------------

Income from operations                            39,893          133,743
Interest expense, net                             12,716           27,959
                                            ------------     ------------

Income before income taxes                        27,177          105,784
Income tax provision                               5,765           28,562
                                            ------------     ------------
   Net income                               $     21,412     $     77,222
                                            ============     ============
Net income per share:
   Fully diluted                             $      0.35     $       1.32

Weighted average common and
common equivalent shares:
  Fully diluted                                   68,562           64,283

   NOTES:
    (A) Excludes $209 million restructuring charge incurred in the quarter ended March 31, 1996.
    (B) Excludes $38 million resizing expenses incurred in the quarter ended December 31, 1995 and $209 million restructuring charge incurred in the quarter ended March 31, 1996.